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            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 11, 2005 with respect to the financial statements of John Hancock Life Insurance Company of New York (formerly, The Manufacturers Life Insurance Company of New
York) and our report dated March 25, 2005 with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account A (formerly, Manufacturers Life Insurance Company of New York Separate Account A), which are contained in the Statement of Additional Information in Post-Effective Amendment No. 12 in the Registration Statement (Form N-4 No. 333-61283) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account A (formerly, Manufacturers Life Insurance Company of New York Separate Account A).




                                        /s/ Ernst & Young LLP



Hartford, Connecticut
April 25, 2005